UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2026

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 Enterprise, Suite 200 Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	SHO	New York Stock Exchange
Series H Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRH	New York Stock Exchange
Series I Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 10, 2026, Sunstone Hotel Investors, Inc. (the “Company”) and Sunstone Hotel Partnership, LLC (the “Operating Partnership”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with each of BofA Securities, Inc., BTIG, LLC, Cantor Fitzgerald & Co., Capital One Securities, Inc., Huntington Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, M&T Securities, Inc., Regions Securities LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, each in its capacity as sales agent and/or principal in connection with the offering and sale of any Issuance Shares hereunder (each an “Agent” and together, the “Agents”) and, together with Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), and except in the case of BTIG, LLC, Capital One Securities, Inc., and M&T Securities, Inc., in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder, as forward seller (each a “Forward Seller,” and together, the “Forward Sellers”), and each of Bank of America, N.A., CF Secured, LLC, Huntington Securities, Inc., Jefferies LLC, JPMorgan Chase Bank, National Association, Nomura Global Financial Products, Inc., Regions Securities LLC, Truist Bank and Wells Fargo Bank, National Association or an affiliate thereof, each as forward purchaser under any Forward Contract (as defined below) (in such capacity, each a “Forward Purchaser,” and together, the “Forward Purchasers”), pursuant to which the Company may issue and sell, from time to time, shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, having an aggregate sale price of up to $300,000,000 (the “Maximum Amount”). Upon entering into the Equity Distribution Agreement, the Company simultaneously terminated the equity distribution agreement it entered into with certain of the same parties on March 1, 2023, in connection with a prior at-the-market offering program. At the time of such termination, shares of common stock having an aggregate gross sales price of up to $300,000,000 remained unsold under such prior program.

The Equity Distribution Agreement provides that, in addition to the issuance and sale of common stock by the Company through a sales agent acting as sales agent or directly to the sales agent acting as principal for its own account at a price agreed upon at the time of sale, the Company also may enter into forward sale agreements (each, a “Forward Contract” and, collectively, the “Forward Contracts”) with any of the Forward Purchasers. The Equity Distribution Agreement includes a form of Master Forward Confirmation, and each Forward Contract will be comprised of the applicable Master Forward Confirmation and the related Supplemental Confirmation with the applicable Forward Purchaser. In connection with any particular Forward Contract, the relevant Forward Purchaser will, at the Company’s request, use commercially reasonable efforts to borrow from third parties and, through the relevant Forward Seller, sell a number of Shares equal to the number of Shares underlying the particular Forward Contract to hedge such Forward Purchaser’s exposure under such Forward Contract.

The net proceeds of this offering and any net proceeds the Company receives pursuant to any settlement of any Forward Contract with the relevant Forward Purchaser will be contributed to the Operating Partnership in exchange for additional membership units of the Operating Partnership. The Company will not initially receive any proceeds from the sale of borrowed Shares under the Forward Contracts, if any. The Company expects to fully physically settle each particular Forward Contract, if any, with the applicable Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of that particular Forward Contract, in which case the Company will expect to receive aggregate net cash proceeds at settlement equal to the number of Shares underlying the particular Forward Contract multiplied by the applicable forward price. However, the Company may also elect to cash settle or net share settle a particular Forward Contract, in which case the Company may not receive any proceeds from the issuance of Shares, and will instead receive or pay cash (in the case of cash settlement) or receive or deliver Shares of common stock (in the case of net share settlement).

In no event will the aggregate gross sales price of Shares sold by the Company to or through the Agents and by the Forward Purchasers through the Forward Sellers exceed the Maximum Amount.

Each Agent will receive from the Company a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all Shares sold through it as sales agent under the Equity Distribution Agreement. In connection with each Forward Contract, the Company will pay the applicable Forward Seller, in the form of a reduced initial forward price under the related Forward Contract with the related Forward Purchaser, commissions at a mutually agreed rate that shall not be more than 2.0% of the sales price of all borrowed Shares sold by it as a Forward Seller.

Sales of the Shares, if any, pursuant to the Equity Distribution Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange, as well as in negotiated or other transactions described in the prospectus supplement relating to the offering of the Shares, which may include block trades. The Company or any of the Agents or Forward Purchasers may at any time suspend solicitation and offers under the Equity Distribution Agreement or terminate the Equity Distribution Agreement, but in the case of an Agent or a Forward Purchaser, only with respect to itself.

The Shares will be issued pursuant to the Company’s registration statement on Form S-3 (File No. 333-293886), filed with the Securities and Exchange Commission (the “Commission”) on February 27, 2026, which became immediately effective upon filing, and a prospectus supplement dated August 10, 2026, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act.

The foregoing descriptions of the Equity Distribution Agreement and the form of Master Forward Confirmation included therein do not purport to be complete and are qualified in their entirety by reference to the terms and conditions of the Equity Distribution Agreement filed herewith as Exhibit 1.1 and the form of Master Forward Confirmation filed herewith as Exhibit 1.2 to this Current Report and are incorporated herein by reference. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

In connection with the filing of the prospectus supplement, we are filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of our counsel, Venable LLP, regarding certain Maryland law issues regarding our common stock.

Prior to the execution of the Equity Distribution Agreement, on August 7, 2026, the Company and the Operating Partnership entered into the First Amendment to the Third Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Securities, LLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A., PNC Capital Markets LLC, U.S. Bank National Association, Truist Securities, Inc., Regions Capital Markets and The Huntington National Bank, as joint lead arrangers, Wells Fargo Securities, LLC, BofA Securities, Inc. and JPMorgan Chase Bank, N.A., as joint bookrunners, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as syndication agents, and Capital One, National Association and Manufacturers and Traders Trust Company, as documentation agents.

The Amended Credit Agreement added a carve-out to the derivatives contracts negative covenant to permit forward sale transactions.

The foregoing description of the Amended Credit Agreement is qualified in its entirety by the full terms and conditions of the Amended and Restated Credit Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

(d) The following exhibits are furnished herewith:

EXHIBIT INDEX

Exhibit No.	Description

1.1	Equity Distribution Agreement by and among the Company, the Operating Partnership, the Agents, the Forward Sellers and the Forward Purchasers, dated as of August 10, 2026.

1.2	Form of Master Forward Confirmation (included in Exhibit 1.1).

5.1	Opinion of Venable LLP, dated August 10, 2026.

10.1	First Amendment to Third Amended and Restated Credit Agreement, dated as of August 7, 2026.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: August 10, 2026	By:	/s/ Aaron R. Reyes
Aaron R. Reyes Principal Financial Officer and Duly Authorized Officer